UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2021 (February 23, 2021)

MALVERN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-54835	45-5307782
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

42 East Lancaster Avenue, Paoli, Pennsylvania 19301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 644-9400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock	MLVF	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 23, 2021, Malvern Bancorp, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”), dated February 23, 2021, indicating that the Company is not in compliance with the filing requirements for continued listing under Nasdaq Marketplace Rule 5250(c)(1) (the “Listing Rules”), which requires timely filing of periodic financial statements.  The Nasdaq letter, which the Company expected, was issued in accordance with standard Nasdaq procedures due to the delayed filing with the U.S. Securities and Exchange Commission (“SEC”) of the Company’s Quarterly Report on Form 10-Q for the Company’s first fiscal quarter ended December 31, 2020 (the “Form 10-Q”).

Under the Listing Rules, the Company is required to submit a plan to regain compliance with Nasdaq’s filing requirements for continued listing within 60 calendar days of the date of the Nasdaq notification letter, or April 24, 2021.  Upon acceptance of the Company’s compliance plan, Nasdaq is permitted to grant an extension of up to 180 calendar days from the prescribed 10-Q filing date, or until August 23, 2021, for the Company to regain compliance.  The Company plans to file the Form 10-Q with the SEC as soon as practicable and believes it will meet all requirements for continued listing prior to April 24, 2021.  The notification of noncompliance from Nasdaq has no immediate effect on the listing or trading of the Company’s common stock on Nasdaq.

As previously disclosed on February 16, 2021 on the Company’s Form 12b-25 filed with the SEC, the Company requires additional time to file its Form 10-Q because the Company’s management team needed additional time to complete the restatement and filing of the Company’s Form 10-K for the fiscal year ended September 30, 2020 (the “Restated 10-K”), which was filed on February 26, 2021.  The Company intends to file the Form 10-Q as soon as practicable.

On February 26, 2021, the Company issued a press release regarding the matters set forth in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

When used in this Form 8-K, in future filings with the SEC, in press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expect to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “should,” “may,” “will,” “plan,” or variations of such terms or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to be materially different from those indicated. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the market areas we conduct business, which could materially impact credit quality trends; changes in laws, regulations or policies of regulatory agencies; fluctuations in interest rates; demand for loans in the market areas we conduct business; and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Item 7.01	Regulation FD Disclosure

On February 26, 2021, the Company announced that in order to provide shareholders with additional time to review the Restated 10-K prior to the Company’s annual meeting of shareholders, the Company is rescheduling its annual meeting of shareholders to Wednesday, March 24, 2021 at 9:30AM, held online at www.virtualshareholdermeeting.com/MLVF2021.

The information furnished under Item 7.01 and Item 9.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that Section, nor shall it be deemed incorporated by reference into any registration statement or other filings of the Company under the Securities Act of 1933, as amended, except as shall be set forth by specific references in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 26, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALVERN BANCORP, INC.

Dated: February 26, 2021	By:	/s/ Joseph D. Gangemi
Joseph D. Gangemi Executive Vice President and Chief Financial Officer

EXHIBIT 99.1

Malvern Bancorp, Inc. Announces Receipt of Nasdaq Letter

and Rescheduling of Its Annual Meeting of Shareholders

PAOLI, PA., February 26, 2021 -- Malvern Bancorp, Inc. (NASDAQ: MLVF) (the “Company”), the parent company of Malvern Bank, National Association, today announced that it received a notification letter on February 23, 2021 from The Nasdaq Stock Market (“Nasdaq”). The notification letter stated that because the Company has not yet filed its Form 10-Q for the first fiscal quarter end December 31, 2020 (the “Form 10-Q”), and therefore remains delinquent in filing its Form 10-Q, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission (the “SEC”).

The notification letter states that the Company has until April 24, 2021 to submit a plan to Nasdaq as to how it plans to regain compliance with Nasdaq’s continued listing requirements.  Upon acceptance of the Company’s compliance plan, Nasdaq is permitted to grant an extension of up to 180 calendar days from the prescribed 10-Q filing date, or until August 23, 2021, for the Company to regain compliance.

The Company plans to file the Form 10-Q with the SEC as soon as practicable and believes it will meet all requirements for continued listing prior to April 24, 2021.  The notification of noncompliance from Nasdaq has no immediate effect on the listing or trading of the Company’s common stock on Nasdaq.

As previously disclosed on February 16, 2021 on the Company’s Form 12b-25 filed with the SEC, the Company requires additional time to file its Form 10-Q because the Company’s management team needed additional time to complete the restatement and filing of the Company’s Form 10-K for the fiscal year ended September 30, 2020 (the “Restated 10-K”), which was filed on February 26, 2021.  The Company intends to file the Form 10-Q as soon as practicable.

In order to provide shareholders with additional time to review the Restated 10-K prior to the Company’s annual meeting of shareholders, the Company announced that it is rescheduling its annual meeting of shareholders to Wednesday, March 24, 2021 at 9:30AM, held online at www.virtualshareholdermeeting.com/MLVF2021.

About Malvern Bancorp, Inc.

Malvern Bancorp, Inc. is the holding company for Malvern Bank, National Association, an institution that was originally organized in 1887 as a federally-chartered savings bank. Malvern Bank, National Association now serves as one of the oldest banks headquartered on the Philadelphia Main Line. For more than a century, Malvern Bank has been committed to helping people build prosperous communities as a trusted financial partner, forging lasting relationships through teamwork, respect and integrity.

Malvern Bank conducts business from its headquarters in Paoli, Pennsylvania, a suburb of Philadelphia, and through its nine other banking locations in Chester and Delaware counties, Pennsylvania, Morristown, New Jersey, its New Jersey regional headquarters and Palm Beach Florida. The Bank also maintains representative offices in Wellington, Florida, Quakertown and Allentown, Pennsylvania.  The Bank’s primary market niche is providing personalized service to its client base.

Malvern Bank, through its Private Banking division and a strategic partnership with Bell Rock Capital in Rehoboth Beach, Delaware, provides personalized investment advisory services to individuals, families, businesses and non-profits. These services include banking, liquidity management, investment services, 401(k) accounts and planning, custody, tailored lending, wealth planning, trust and fiduciary services, family wealth advisory services and philanthropic advisory services.

The Bank offers insurance services though Malvern Insurance Associates, LLC, which provides clients a rich array of financial services, including commercial and personal insurance and commercial and personal lending.

For further information regarding Malvern Bancorp, Inc., please visit our website at http://ir.malvernbancorp.com. For information regarding Malvern Bank, National Association, please visit our website at http://www.mymalvernbank.com.

Forward-Looking Statements

When used in this press release, or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expect to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “should,” “may,” “will,” “plan,” or variations of such terms or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to be materially different from those indicated. Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the market areas we conduct business, which could materially impact credit quality trends; changes in laws, regulations or policies of regulatory agencies; fluctuations in interest rates; demand for loans in the market areas we conduct business; and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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